Calculation of Filing Fee Tables
S-3
Atara Biotherapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights to purchase common stock, preferred stock, debt securities or units	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 0.00	0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.0001 per share	415(a)(6)						S-3	333-275256	11/13/2023
Carry Forward Securities		Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)						S-3	333-275256	11/13/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-275256	11/13/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-275256	11/13/2023
Carry Forward Securities		Other	Rights to purchase common stock, preferred stock, debt securities or units	415(a)(6)						S-3	333-275256	11/13/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-275256	11/13/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 200,000,000.00			S-3	333-275256	11/13/2023	$ 29,520.00
			Total Offering Amounts:				$ 200,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered pursuant to this registration statement consist solely of $200,000,000 of unsold securities (the "Unsold Securities") previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-275256), which was originally filed on November 1, 2023 and declared effective on November 13, 2023 (the "Prior Registration Statement"). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415 with a proposed maximum aggregate offering price of $400,000,000, in respect of which the registrant paid a filing fee of $59,040 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). As of the date hereof, the registrant has sold an aggregate of $88,735,921 of such securities under the Prior Registration Statement, leaving a balance of $311,264,079 of unsold securities, of which the $200,000,000 of Unsold Securities are being included in this registration statement. Of the $59,040 filing fee previously paid, $29,520 is associated with the Unsold Securities and, pursuant to Rule 415(a)(6), will continue to be applied to the Unsold Securities under this registration statement. No new securities are being registered, and no additional registration fee is due in connection with this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date